   As filed with the Securities and Exchange Commission on September 4, 2002

                                                     Registration No. 333-98271
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ---------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                   ---------

                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                       d/b/a RELIANT ENERGY, INCORPORATED

                                   ---------

               TEXAS                                      74-0694415
  (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                     Identification No.)

          1111 LOUISIANA
          HOUSTON, TEXAS                                     77002
  (Address of principal executive                         (Zip Code)
             offices)



                          RELIANT ENERGY, INCORPORATED
                   1994 LONG-TERM INCENTIVE COMPENSATION PLAN
                            (Full title of the plan)

                                 Rufus S. Scott
                         Assistant Corporate Secretary
                                 1111 Louisiana
                              Houston, Texas 77002
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (713) 207-3000

                                   ----------

                  This Post-Effective Amendment to the Registration Statement on Form S-8 is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by the Registrant, the successor to Reliant Energy, Incorporated, a Texas corporation, following a merger to effect a holding company reorganization effective as of August 31, 2002. The Registrant hereby expressly adopts the Registration Statement of Reliant Energy on Form S-8 (Registration Statement No. 333-98271) as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended, and hereby sets forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep this Registration Statement from being misleading in any material respect.

===============================================================================

                             INTRODUCTORY STATEMENT

                  Effective August 31, 2002, pursuant to the Agreement and Plan of Merger among Reliant Energy, Incorporated ("Reliant Energy"), Reliant Energy MergerCo, Inc. ("MergerCo") and CenterPoint Energy, Inc. ("CenterPoint Energy" or "Registrant"), MergerCo merged into Reliant Energy, as a result of which the outstanding shares of common stock, without par value, of Reliant Energy were exchanged automatically on a share-for-share basis for shares of common stock, par value $0.01 per share, of CenterPoint Energy, and Reliant Energy became a subsidiary of CenterPoint Energy.

                  Accordingly, all stock issued under the Reliant Energy, Incorporated 1994 Long-Term Incentive Compensation Plan (the "Plan") will be shares of the common stock of CenterPoint Energy rather than shares of the common stock of Reliant Energy. Additionally, the sponsor of the Plan will be CenterPoint Energy rather than Reliant Energy.

                  The applicable registration fees were paid at the time of the original filing of this Registration Statement.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Post-Effective Amendment to Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed with the Commission by Reliant Energy (File No. 1-3187) or CenterPoint Energy pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or as otherwise indicated, are hereby incorporated in this Registration Statement by reference:

                  (1) CenterPoint Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

                  (2) CenterPoint Energy's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2002 and June 30, 2002;

                  (3) Reliant Energy's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as amended by Reliant Energy's Annual Report on Form 10-K/A (Amendment No. 1) for the fiscal year ended December 31, 2001, as filed on July 5, 2002;

                  (4) Reliant Energy's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2002 and June 30, 2002;

                  (5) Reliant Energy's Current Reports on Form 8-K filed with the SEC on January 11, 2002, March 6, 2002, April 8, 2002, July 5, 2002 and July 15, 2002;

                  (6) Item 5 of Reliant Energy's Current Reports on Form 8-K filed with the SEC on February 5, 2002, March 15, 2002, April 29, 2002, July 25, 2002 and August 1,
                           2002; and

                  (7) CenterPoint Energy's Current Report on Form 8-K filed with the SEC on September 3, 2002, which includes a description of CenterPoint Energy's common stock and associated rights to purchase its Series A preferred stock.

                  All documents filed with the Commission by CenterPoint Energy pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

                  Any statement contained herein or incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment to Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment to Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article 2.02. A. (16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Registrant's Amended and Restated Bylaws provide the Registrant with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Registrant has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

                  Additionally, Article IX of the Registrant's Amended and Restated Articles of Incorporation provides that a director of the Registrant is not liable to the Registrant or its shareholders for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) any breach of such director's duty of loyalty to the Registrant or its shareholders, (ii) any act or omission not in good faith or that constitutes a breach of duty of such director to the Registrant or an act or omission that involves intentional misconduct or a knowing violation of law, (iii) a transaction from which such a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of a director is expressly provided for by statute.

                  Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

                  See "Item 9. Undertakings" for a description of the Commission's position regarding such indemnification provisions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.

ITEM 8. EXHIBITS.

                  The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

                                                               Report or                 SEC File or
Exhibit                                                      Registration                Registration        Exhibit
Number                 Document Description                   Statement                    Number           Reference
------                 --------------------                  ------------                ------------       ---------
4.1*   --    Amended and Restated Articles                Registration Statement on       333-69502             3.1
             of Incorporation of CenterPoint              Form S-4 of CenterPoint
             Energy, Inc.                                 Energy, Inc.

4.2*   --    Articles of Amendment to the                 Form 10-K of CenterPoint        333-69502            3.1.1
             Amended and Restated Articles                Energy, Inc. for the year
             of Incorporation of CenterPoint              ended December 31, 2001
             Energy, Inc.

4.3*   --    Amended and Restated Bylaws of               Form 10-K of CenterPoint        333-69502             3.2
             CenterPoint Energy, Inc.                     Energy, Inc. for the year
                                                          ended December 31, 2001

4.4*   --    Rights Agreement between                     Form 10-K of CenterPoint        333-69502             4.2
             CenterPoint Energy, Inc. and JPMorgan        Energy, Inc. for the year
             Chase Bank, as Rights Agent                  ended December 31, 2001

4.5*   --    Statement of Resolution                      Form 10-K of CenterPoint        333-69502             3.3
             Establishing Series of Shares                Energy, Inc. for the year
             designated Series A Preferred                ended December 31, 2001
             Stock and Form of Rights
             Certificate

 4.6*   --   Reliant Energy, Incorporated 1994            Form 10-Q of Reliant Energy,       1-3187            10.6
             Long-Term Incentive Compensation Plan        Incorporated for the
             (the "Plan")                                 quarter ended June 30, 2002

 4.7*   --   Form of Stock Option Agreement for           Form 10-Q of Reliant Energy,       1-3187            10.7
             non-qualified options granted under the      Incorporated for the
             Plan                                         quarter ended June 30, 2002

 5.1    --   Opinion of Baker Botts L.L.P.

23.1    --   Consent of Deloitte & Touche LLP

23.2    --   Consent of Baker Botts L.L.P. (included
             in Exhibit 5.1)

24.1**  --   Power of Attorney

---------
* Incorporated herein by reference as indicated.

** Previously filed.
                                       4

ITEM 9.  UNDERTAKINGS.

                  (a) The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
                  section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                  or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                    (iii) To include any material information
                  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on September 4, 2002.

                            CENTERPOINT ENERGY, INC.
                            d/b/a RELIANT ENERGY, INCORPORATED
                            (Registrant)


                            By: /s/ R. Steve Letbetter
                                -----------------------------------------------
                                    R. Steve Letbetter,
                                    Chairman, President and Chief Executive
                                    Officer


                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.


       Signature                        Title                      Date
       ---------                        -----                      ----
                              Chairman, President, Chief      September 4, 2002
/s/ R. Steve Letbetter        Executive Officer and
-------------------------     Director (Principal
(R. Steve Letbetter)          Executive Officer and
                              Director)

                              Executive Vice President        September 4, 2002
/s/ Mark M. Jacobs            and Chief Financial Officer
-------------------------     (Principal Financial
(Mark M. Jacobs)              Officer)

                              Senior Vice President           September 4, 2002
/s/ James S. Brian            and Chief Accounting Officer
-------------------------     (Principal Accounting Officer)
(James S. Brian)

       Signature                        Title                      Date
       ---------                        -----                      ----
           *                  Director                        September 4, 2002
-------------------------
(Milton Carroll)

           *                  Director                        September 4, 2002
-------------------------
(John T. Cater)


           *                  Director                        September 4, 2002
-------------------------
(O. Holcombe Crosswell)


           *                  Director                        September 4, 2002
-------------------------
(Robert J. Cruikshank)


           *                  Director                        September 4, 2002
-------------------------
(T. Milton Honea)

           *                  Director                        September 4, 2002
-------------------------
(Laree E. Perez)

* By :/s/ Hugh Rice Kelly
      ----------------------
      Hugh Rice Kelly, Attorney-In-Fact

                                INDEX TO EXHIBITS





                                                               Report or                SEC File or
Exhibit                                                      Registration               Registration        Exhibit
Number                 Document Description                   Statement                   Number           Reference
------                 --------------------                  ------------               ------------       ---------
4.1*   --    Amended and Restated Articles                Registration Statement on       333-69502             3.1
             of Incorporation of CenterPoint              Form S-4 of CenterPoint
             Energy, Inc.                                 Energy, Inc.

4.2*   --    Articles of Amendment to the                 Form 10-K of CenterPoint        333-69502            3.1.1
             Amended and Restated Articles                Energy, Inc. for the year
             of Incorporation of CenterPoint              ended December 31, 2001
             Energy, Inc.

4.3*   --    Amended and Restated Bylaws of               Form 10-K of CenterPoint        333-69502             3.2
             CenterPoint Energy, Inc.                     Energy, Inc. for the year
                                                          ended December 31, 2001

4.4*   --    Rights Agreement between                     Form 10-K of CenterPoint        333-69502             4.2
             CenterPoint Energy, Inc. and JPMorgan        Energy, Inc. for the year
             Chase Bank, as Rights Agent                  ended December 31, 2001

4.5*   --    Statement of Resolution                      Form 10-K of CenterPoint        333-69502             3.3
             Establishing Series of Shares                Energy, Inc. for the year
             designated Series A Preferred                ended December 31, 2001
             Stock and Form of Rights
             Certificate

 4.6*   --   Reliant Energy, Incorporated 1994            Form 10-Q of Reliant Energy,       1-3187            10.6
             Long-Term Incentive Compensation Plan        Incorporated for the quarter
             (the "Plan")                                 ended June 30, 2002

 4.7*   --   Form of Stock Option Agreement for           Form 10-Q of Reliant Energy,       1-3187            10.7
             non-qualified options granted under the      Incorporated for the quarter
             Plan                                         ended June 30, 2002

 5.1    --   Opinion of Baker Botts L.L.P.

23.1    --   Consent of Deloitte & Touche LLP

23.2    --   Consent of Baker Botts L.L.P. (included
             in Exhibit 5.1)

24.1**  --   Power of Attorney

---------
* Incorporated herein by reference as indicated.

** Previously filed.
                                       9